                                                               EXHIBIT 4.1
                     FIRST AMENDMENT
                     ---------------


           FIRST AMENDMENT (this "Amendment"), dated as  of
April  13,  1995, among SERVICE MERCHANDISE  COMPANY,  INC.
(the "Borrower"), the various lending institutions party to
the  Credit Agreement referred to below (the "Banks"),  and
CHEMICAL  BANK, as Administrative Agent (in such  capacity,
the  "Agent").  All capitalized terms used herein  and  not
otherwise  defined  shall  have  the  respective   meanings
provided such terms in the Credit Agreement referred to below.


                  W I T N E S S E T H :
                  ---------------------

           WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of June 8, 1994
(as amended, modified or supplemented through the date hereof, the "Credit Agreement"); and

           WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;


          NOW, THEREFORE, it is agreed that as of the First
Amendment Effective Date (as defined below):

          1.    The figure $120,000,000  in clause  (i)  of
Section 2.01(b) of the Credit Agreement is hereby changed to $150,000,000.

           2.   The  reference  to Category  3  in  Section
3.01(a)(ii) of the Credit Agreement as the highest Category
is  hereby  changed to refer to Category 4 as  the  highest
Category.    The  table  setting  out  the   Facility   Fee
percentages for Categories 1-3 in Section 3.01(a) of the Credit Agreement is hereby deleted and the following table is inserted in lieu thereof:

     Category            Facility Fee
     --------            ------------
     Category 4          1/5 of 1%
     Category 3          1/4 of 1%
     Category 2          3/8 of 1%
     Category 1          3/8 of 1%

           3.    The third and last entry under the heading
"Fiscal   Quarter  Ended"  and  its  corresponding  Minimum
Consolidated  Net Worth of $360,000,000 under  the  heading
"Amount" in Section 9.05 of the Credit Agreement is hereby deleted and the following two entries are inserted in lieu thereof:

          Fiscal Quarter
              Ended                           Amount
          --------------                      ------

          Fiscal quarters ending
            closest to December 31, 1995,
            March 31, 1996,
            June 30, 1996 and
            September 30, 1996                $340,000,000

          Fiscal quarters ending
            closest to December 31, 1996,
            and thereafter                    $360,000,000

           4.    The  two entries under the heading "Fiscal
Quarter Ended" and their corresponding ratios under the heading "Ratio" in Section 9.06 of the Credit Agreement are hereby deleted and the following five entries are inserted in lieu thereof:

          Fiscal Quarter
              Ended                           Ratio
          --------------                      -----

          Fiscal quarters ending
            closest to June 30, 1994,
            September 30, 1994,
            December 31, 1994, and
            March 31, 1995                    2.00:1

          Fiscal quarters ending
            closest to June 30, 1995 and
            September 30, 1995                1.5:1

          Fiscal quarters ending
            closest to December 31, 1995,
            March 31, 1996, June 30, 1996
            and September 30, 1996            1.75:1

          Fiscal quarters ending
            closest to December 31, 1996,
            March 31, 1997, June 30, 1997
            and September 30, 1997            2.00:1

          Fiscal quarters ending
            closest to December 31, 1997,
            and thereafter                    2.25:1

           5. The first sentence of Section 9.08 of the Credit Agreement is hereby deleted and the following sentence is inserted in lieu thereof:

           9.08  Consolidated Debt to Total  Capitalization
Ratio.   The  Borrower will not permit  the  ratio  of  (i)
Consolidated Debt to (ii) Total Capitalization at any time during any period beginning on the last day of any fiscal quarter set forth below and ending on the day before the last day of the next fiscal quarter set forth below to be greater than the ratio set forth opposite such date below:

           6. The first sentence of Section 9.09 of the Credit Agreement is hereby deleted and the following sentence is inserted in lieu thereof:

            9.09   Consolidated  Senior   Debt   to   Total
Capitalization Ratio. The Borrower will not permit the Ratio of (i) Consolidated Senior Debt to (ii) Total
Capitalization at any time during any period beginning on the last day of any fiscal quarter set forth below and ending on the day before the last day in the next fiscal quarter set forth below to be greater than the ratio set forth opposite such date below:

           7. The figure $120,000,000 in Section 9.16 of the Credit Agreement is hereby changed to $150,000,000.

           8.    The definitions "Category 2" and "Category
3"  in  Section 11.01 of the Credit Agreement shall  become
"Category   3"   and   "Category  4",  respectively.    The
definition  "Category 1" in Section  11.01  of  the  Credit
Agreement   is   hereby  deleted  and  the  following   two
definitions are inserted in lieu thereof:

           "Category  1" shall mean the Category  which  is
applicable when the Borrower then has received with respect
to its senior unsecured indebtedness either (i) a rating of
BB-  or  lower by S&P or (ii) a rating of Ba3 or  lower  by
Moody's.   Promptly following such time that  the  Borrower
has  received  a  Category 1 rating,  the  chief  financial
officer   of  the  Borrower  shall  deliver  an   officer's
certificate to the Administrative Agent certifying the existence of such rating.

           "Category 2" shall mean the Category which is applicable when the Borrower then has received with respect to its senior unsecured indebtedness either (i) a rating of BB+ or BB by S&P or (ii) a rating of Ba1 or Ba2 by Moody's.
Promptly following such time that the Borrower has received a Category 2 rating, the chief financial officer of the Borrower shall deliver an officer's certificate to the Administrative Agent certifying the existence of such rating.

           9. The definition "Category" in Section 11.01 of the Credit Agreement is hereby deleted and the following definition is inserted in lieu thereof:

            "Category" shall mean and include each of Category 1, Category 2, Category 3 and Category 4.

           10.   The  reference to the rate 5/8 of  1%  per
annum   in   clause  (i)  of  the  definition   "Applicable
Eurodollar Margin" in Section 11.01 is hereby changed to refer to the rate 7/8 of 1% per annum. The reference to Category 3 in the definition "Applicable Eurodollar Margin" in clause (ii) of Section 11.01 as the highest Category is hereby changed to refer to Category 4 as the highest
Category.

           The  table setting out the Applicable Eurodollar
Margin  for  Categories  1-3 in the definition  "Applicable
Eurodollar Margin" in Section 11.01 of the Credit Agreement is hereby deleted and the following table is inserted in lieu thereof:


                                                  Applicable
           Category                            Eurodollar Margin
           ----------                          -----------------

           Category 4                             3/10 of 1%
           Category 3                              1/2 of 1%
           Category 2                              5/8 of 1%
           Category 1                              7/8 of 1%

           11.  In order to induce the undersigned Banks to
enter  into  this Amendment, the Borrower hereby represents
and warrants that (x) no Default or Event of Default exists
on  the  First Amendment Effective Date (as defined  below)
both  before and after giving effect to this Amendment  and
(y) all of the representations and warranties contained  in
the  Credit  Agreement shall be true  and  correct  in  all
material respects as of the First Amendment Effective  Date
both before and after giving effect to this Amendment, with
the   same  effect  as  though  such  representations   and
warranties  had been made on and as of the First  Amendment
Effective Date (it being understood that any representation or warranty made as of a specified date shall be required to be true and correct in all material respects only as of such specific date).

           12. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other
Credit Document.

          13.  This Amendment may be executed in any number
of  counterparts  and by the different  parties  hereto  on
separate  counterparts,  each of  which  counterparts  when
executed  and delivered shall be an original,  but  all  of
which   shall   together  constitute  one  and   the   same
instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

          14. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York.

          15.  This Amendment shall become effective on the
date  (the  "First  Amendment  Effective  Date")  when  the
Borrower  and  the Required Banks (i) shall have  signed  a
counterpart   hereof  (whether  the   same   or   different
counterparts) and (ii) shall have delivered (including by way of telecopier) the same to the Agent at the Notice
Office.

          16.  From and after the First Amendment Effective
Date  all references in the Credit Agreement and the  other
Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

           IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.




Address:
- -------

7100   Service   Merchandise  Drive         SERVICE MERCHANDISE COMPANY,
Brentwood, TN 37027                           INC.
Attn:  Michael E. Hogrefe

Telephone: (615) 660-6000                   By  /s/ Michael E. Hogrefe
Telecopy:  (615) 660-3667                     -------------------------
                                              Title:

270  Park Avenue                            CHEMICAL BANK
10th Floor                                     Individually, and as
New York, New York 10017                       Administrative Agent
Attn: Christopher C. Wardell

Telephone: (212) 270-2053                   By   /s/ Lisa D. Benitez
Telecopy: (212) 270-3860                      ------------------------
                                              Title: LISA D. BENITEZ
                                                     VICE PRESIDENT
With a copy to:

Chemical Securities Inc.
10 South LaSalle Street
Suite 2300
Chicago, Illinois 60603
Attn: Jennifer H. McGowan

Telephone: (312) 807-4035
Telecopy: (312) 443-1964

One  Ravinia Drive                            ABN AMRO BANK N.V.,
Suite 1200                                       ATLANTA AGENCY
Atlanta, GA 30346-2103
Attn:  Mr. Adam Greene

Telephone: (404) 399-7378                     By_____________________
Telecopy:  (404) 395-9188                       Title:

                                              By_____________________
                                                Title:


245  Park Avenue                              ARAB BANKING CORPORATION
New York, NY 10167
Attn:  Ms. Louise Bilbro

Telephone: (212) 850-0665                      By____________________
Telecopy:  (212) 599-8385                        Title:


400  Perimeter  Center  Terrace               THE FIRST NATIONAL BANK OF
Suite 745                                          BOSTON
Atlanta, GA 30346
Attn:  Mr. William Purinton

Telephone: (404) 393-4676                      By /s/ William C. Purinton
Telecopy:  (404) 393-4166                        -------------------------
                                                 Title: Vice President

430  Park Avenue                              THE BANK OF MONTREAL
New York, NY 10022
Attn:  Ms. Lisa Megeaski

Telephone: (212) 605-1441                     By /s/ Lisa Megeaski
Telecopy:  (212) 605-1455                       ---------------------
                                                Title: Director

One  Wall Street                              THE BANK OF NEW YORK
22nd Floor
New York, NY 10286
Attn:  Mr. Greg Batson                        By /s/ Gregory L. Batson
                                                -----------------------
                                                Title: GREGORY L. BATSON
                                                       VICE PRESIDENT
Telephone: (212) 635-6898
Telecopy:  (212) 635-6434

National  Banking Department                  THE BANK OF TOKYO
1251 6th Avenue, 12th Floor                    TRUST COMPANY
New York, NY 10116
Attn:  Amanda S. Ryan
                                              By /s/ Amanda S. Ryan
                                                ----------------------
                                                Title: AMANDA S. RYAN
                                                       Vice President
Telephone: (212) 782-4318
Telecopy:  (212) 782-6440


787 7th Avenue                                 BANQUE PARIBAS
New York, NY 10019
Attn:  Ms. Ann Pifer

Telephone: (212) 841-2383                     By_______________________
Telecopy:  (212) 841-2333                       Title:


                                              By_______________________
                                                Title:


Two Paces West                                CANADIAN IMPERIAL BANK
2727 Paces Ferry Road                          OF COMMERCE
Atlanta, GA 30339
Attn:  Ms. Kathryn W. Sax

Telephone: (404) 319-4903                     By /s/ Kathryn W. Sax
Telecopy: (404) 319-4954                        ---------------------------
                                                Title: Authorized Signatory

New York Branch                               THE DAIWA BANK, LIMITED
75 Rockefeller Plaza
New York, NY 10019
Attn:  Mr. Prescott Vann

Telephone: (212) 554-7043                     By /s/ Prescott Vann
Telecopy:  (212) 554-7210                       ------------------------
                                                Title: Vice President

75 Wall Street                                DRESDNER BANK AG,
New  York,  NY 10005                           NEW YORK BRANCH
Attn:  Mr. Andrew P. Nesi

Telephone: (212) 574-0100                     By /s/ Andrew P. Nesi
Telecopy:  (212) 574-0129                       ------------------------
                                                Title: Vice President

                                              By /s/ John Padilla
                                                ------------------------
                                                Title: Assistant Treasurer

Marquis One Tower                             THE FUJI BANK, LTD.
Suite 2100
245 Peachtree Center Ave., NE
Atlanta, GA 30303-1208
Attn:  Mr. Brett Johnson

Telephone: (404) 653-2100                      By_______________________
Telecopy:  (404) 653-2119                        Title:


Two World Trade Center                         THE HOKKAIDO TAKUSHOKU
99th Floor                                       BANK, LTD.
New York, NY 10048
Attn:  Mr. Scott D. Winston

Telephone: (212) 912-6914                      By /s/ Kathleen M. Sweeney
Telecopy:  (212) 466-6079                        ------------------------
                                                 Title: Sr. Vice President and
                                                        Manager

245 Park Avenue                                THE INDUSTRIAL BANK OF JAPAN,
New  York, NY 10167                             LIMITED - NEW YORK BRANCH
Attn:  Mr. Jim Welch

Telephone: (212) 309-6577                      By /s/ Junri Oda
Telecopy:  (212) 682-2870                        ------------------------
                                                 Title: SVP & Senior Manager


245 Peachtree Center Ave, NE                   LTCB TRUST COMPANY
Suite 2801
Atlanta, GA 30303
Attn:  Ms. Becky Sedler


Telephone: (404) 659-7210                      By /s/ John J. Sullivan
Telecopy:  (404) 658-9751                        ------------------------
                                                 Title: Executive Vice President

140 Broadway                                    MIDLAND BANK PLC
New York, NY 10005
Attn: Ms. Gina Sidorsky

Telephone: (212) 658-2750                       By________________________
Telecopy:  (212) 658-2586                         Title:

499 Thornall Street                             MIDLANTIC NATIONAL BANK
9th Floor
Edison, NJ 08818
Attn:  Ms. Lynn Conover

Telephone: (908) 321-2140                       By_______________________
Telecopy:  (908) 321-2144                         Title:


225 Liberty Street                              THE MITSUBISHI BANK,
39th Floor                                       LIMITED - NEW YORK BRANCH
Two World Financial Center
New York, NY 10281
Attn:  Mr. William Brennan

Telephone: (212) 667-2905                       By /s/ Hiroaki Fuchida
Telecopy:  (212) 667-3562                         -----------------------
                                                  Title: Hiroaki Fuchida
                                                         Vice President,
                                                         Manager

520 Madison Avenue                              THE MITSUBISHI TRUST AND
25th Floor                                        BANKING CORPORATION
New York, NY 10022
Attn:  Ms. Pat Loret de Mola

Telephone: (212) 891-8454                       By________________________
Telecopy:  (212) 755-2349                         Title:
           (212) 486-0970



One NationsBank Plaza M-5                      NATIONSBANK OF NORTH
311 Union Street                                  CAROLINA, N.A.
Nashville, TN 37239-1697
Attn:  Ms. Kimberly Dupuy

Telephone: (615) 749-3174                      By /s/ Kimberly R. Dupuy
Telecopy:  (615) 749-4640                        -----------------------
                                                 Title: Assistant Vice President

245 Park Avenue                                THE NIPPON CREDIT BANK, LTD.
30th Floor
New York, NY 10167
Attn:  Mr. Yasuhide Yahiro

Telephone: (212) 984-1217                      By /s/ Yasuhide Yahiro
Telecopy:  (212) 490-3895                        -----------------------
                                                 Title: Assistant Vice President

Marquis One Tower                              THE SAKURA BANK, LIMITED
Suite 2703
245 Peachtree Center Ave., N.E.
Atlanta, GA 30303
Attn:  Mr. Chad Zimmerman

Telephone: (404) 521-3111                      By /s/ Hiroyasu Imanishi
Telecopy:  (404) 521-1133                        ------------------------
                                                 Title: Vice President &
                                                        Sr. Manager

Georgia Pacific Center                         THE SUMITOMO BANK, LIMITED
Suite 3210                                       ATLANTA AGENCY
133 Peachtree Street, N.E.
Atlanta, GA 30303
Attn:  Mr. Gary Franke

Telephone: (404) 526-8511                      By /s/ M. Shinbo
Telecopy:  (404) 521-1187                        ------------------------
                                                 Title: M. Shinbo, General
                                                        Manager

55 East 52nd Street                            THE TOKAI BANK, LTD.
New York, NY 10055                                NEW YORK BRANCH
Attn:  Ms. Haruyo Niki

Telephone: (212) 339-1123                       By /s/ Akira Tsunekawa
Telecopy:  (212) 754-2170                         ------------------------
                                                  Title: Akira Tsunekawa
                                                         Joint General
                                                         Manager

One Detroit Center                              COMERICA BANK
500 Woodward Avenue, MC 3281
9th Floor
Detroit, MI 48226
Attn:  Mr. Bradley A. Terryn

Telephone: (313) 222-6231                        By /s/ Bradley A. Terryn
Telecopy:  (313) 222-3330                          -----------------------
                                                   Title: Vice President

640 5th Avenue                                   BANK  OF IRELAND, CAYMAN BRANCH
New York, NY 10019
Attn:  Mr. Roger Burns

Telephone: (212) 397-1712                        By /s/ Roger Burns
Telecopy:  (212) 586-7752                          -----------------------
                                                   Title: V.P.


1211 Avenue of the Americas                      WESTDEUTSCHE LANDESBANK
New York, NY 10036                                GIROZENTRALE, NEW YORK
Attn:  Mr. Alan Bookspan                         AND CAYMAN ISLAND BRANCHES

Telephone: (212) 852-6023                        By_______________________
Telecopy:  (212) 852-6307                          Title:

                                                 By_______________________
                                                   Title: